SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2008
General Automotive Company

(Exact name of registrant as specified in its charter)

Nevada	333-137755	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5422 Carrier Drive, Suite 309 , Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  503-827-5271

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2008, the Board of Directors of General Automotive (the “Company”) adopted the 2008 Stock Option Plan of General Automotive Company (the “Plan”).  The Plan reserves a number of shares equal to a maximum of fifteen percent (15%) of the issued and outstanding shares of the Company’s Common Stock for issuance under the Plan.

The foregoing summary description is qualified in its entirety by reference to the copy of the Plan attached as Exhibit 10.1 hereto.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 20, 2008, the Board of Directors of the Company approved Code of Business Conduct and Ethics (the “Code”). The Code is the Company’s code of ethics which applies to all employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code is attached as Exhibit 14.1 hereto.

SECTION 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	2008 Stock Option Plan of General Automotive Company dated March 20, 2008.
14.1	Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Automotive Company

/s/Joseph DeFrancisci
Joseph DeFrancisci
Chief Executive Officer

Date:  March 24, 2008